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                                                                   EXHIBIT 10.43

                        AMENDMENT NO. 3 TO LOAN AGREEMENT

         AMENDMENT NO. 3 TO LOAN AGREEMENT (this "AMENDMENT NO. 3"), made and executed this 21st day of December, 2001, by and among:

         OMEGA HEALTHCARE INVESTORS, INC. and certain of its subsidiaries (individually, a "BORROWER" and collectively, the "BORROWERS"),

         The lenders that have executed the signature pages hereto (individually, a "LENDER" and collectively, the "LENDERS"); and

         THE PROVIDENT BANK, an Ohio banking corporation, as Agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                             PRELIMINARY STATEMENTS

         (A) The Borrowers have entered into a certain Loan Agreement dated August 11, 2000, as amended by that certain Amendment No. 1 to Loan Agreement dated November 30, 2000 and that certain Amendment No. 2 dated December 31, 2000 (hereinafter referred to, as amended, as the "LOAN AGREEMENT") with the Agent and the Lenders; and

         (B) The Borrowers have requested that the Lenders and the Agent waive compliance with certain provisions of the Loan Agreement and amend certain provisions of the Loan Agreement, and the Lenders and the Agent are willing to do so, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. CERTAIN WAIVERS.


         2.1 Borrowers have advised Agent of the following matter (the "Aggregate EBITDAR Default") which constitutes an Event of Default under the Loan Agreement:

                  2.1.1 Notwithstanding the provisions of Section 7.9(c)(i) of the Loan Agreement, the Aggregate EBITDAR for the Properties constituting the Real Property Collateral has been less than $16,300,000.

         2.2 Borrowers have also advised Agent of the following matters (collectively, the "Specified Events of Default") which constitute Events of Default under the Loan Agreement:

                  2.2.1 Notwithstanding the requirements of Section 7.9(a)(iv) of the Loan Agreement, Omega's Interest Coverage has been less than 200%.

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                  2.2.2 Notwithstanding the requirements of Section 7.9(a)(v) of the Loan Agreement, Omega's Leverage Ratio has been greater than 5.50:1.00.

         2.3 Borrowers have also advised Agent of the following contemplated matters (collectively, the "Contemplated December 31 Defaults") which constitute Events of Default under the Loan Agreement:

                  2.3.1 Notwithstanding the requirements of Section 7.9(a)(ii) of the Loan Agreement, Borrowers contemplate that Omega will have failed to maintain Tangible Net Worth of not less than $445,000,000, as adjusted as provided in such Section, as of December 31, 2001.

                  2.3.2 Notwithstanding the requirements of Section 7.9(b) of the Loan Agreement, Borrowers contemplate that Omega will incur a Net Loss for its fiscal year ending December 31, 2001.

         2.4 Agent and Lenders hereby (i) waive the Aggregate EBITDAR Default for the period from December 15, 2001 through December 31, 2001, (ii) waive the Specified Events of Default for the period from December 15, 2001 through the earlier of February 28, 2002 and the "Effective Date" (as defined in Section 5 of this Amendment No. 3), and (iii) agree to forbear exercising any rights and remedies with respect to the Contemplated December 31 Defaults for the period commencing on December 31, 2001 through and including the earlier of February 28, 2002 and the Effective Date; PROVIDED, HOWEVER, that the waivers and forbearance granted pursuant to this Section 2.4 (a) are limited to the matters expressly stated above and only for the periods stated above, (b) shall not be deemed to be a waiver of, or forbearance with respect to, any violations of any other provisions of the Loan Agreement, and (c) prior to the Effective Date are subject to your agreement and acknowledgment that notwithstanding such waivers and forbearance, Borrowers shall not request and the Lenders are under no obligation to continue to make, any Loans under the Loan Agreement, irrespective of whether Borrowers repay or prepay any outstanding Loans.

         3. CERTAIN AMENDMENTS TO THE LOAN AGREEMENT. Subject to the terms and conditions of this Amendment No. 3, the Loan Agreement shall be amended as of the "Effective Date" (as defined in Section 5 of this Amendment No. 3) as follows:

         3.1 Article 1, Section 1.2, of the Loan Agreement is hereby amended by adding the following new defined terms thereto:

                  3.1.1 "ACCRUED CATCH-UP DIVIDENDS" mean the aggregate accrued but undeclared dividends on Omega's Series A, Series B and Series C Preferred Stock during the period commencing February 1, 2000 through the first date thereafter (the "CATCH-UP DATE") on which Omega shall have declared a dividend on any of such Series A, Series B or Series C Preferred Stock.

                  3.1.2 "FIFTY MILLION DOLLAR EQUITY CONTRIBUTION" means aggregate equity purchases and/or contributions to Omega of not less than $50,000,000 in cash (before payment of the direct costs of the issuance of the securities in connection therewith) pursuant to documentation in form and substance satisfactory to Agent.

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                  3.1.3 "FLEET DOCUMENTS" mean all agreements, documents and instruments entered into in connection with the Fleet Obligations.

                  3.1.4 "JUNE 2002 NOTES" mean those certain 6.95% Senior Unsecured Notes in the original principal amount of $125,000,000, maturing June, 2002.

                  3.1.5 "KARRINGTON LAWSUIT means that certain lawsuit styled KARRINGTON HEALTH, INC. V. OMEGA HEALTHCARE INVESTORS, INC. originally filed in the Common Pleas Court of Franklin County, Ohio, and subsequently removed to the United States District Court for the Southern District of Ohio, Eastern Division, which lawsuit and all claims arising therefrom were settled in full by Omega on August 31, 2001 without admission of any liability or fault by Omega.

                  3.1.6 "RONCALLI PREPAYMENT" means a voluntary prepayment on the Loans in the principal amount of $6,000,000 made by Borrowers in order to remove any of the Roncalli Properties from the Real Property Collateral pursuant to Section 3.5 of this Agreement. In no event shall any portion of the Ten Million Dollar Prepayment which may be made be considered as part of the Roncalli Prepayment.

                  3.1.7 "RONCALLI PROPERTIES" mean Borrowers' Roncalli Health Centers located in New Haven, West Haven and Griswold, Connecticut.

                  3.1.8 "TEN MILLION DOLLAR PREPAYMENT" means a mandatory prepayment on the Loans in the principal amount of $10,000,000 pursuant to
Section 2.6(e) of this Agreement. In no event shall any portion of the Roncalli Prepayment which may be made be considered as part of the Ten Million Dollar Prepayment.

         3.2 The definition of "Fleet Obligations" contained in Article 1,
Section 1.2, of the Loan Agreement shall be amended and restated to read in its entirety as follows:

         "FLEET OBLIGATIONS" means the obligations of Omega and certain of its Affiliates under the Loan Agreement dated as of June 15, 2000, among Omega and certain of its Affiliates, the "Banks" named therein, and Fleet Bank, N.A., as Agent for such Banks, as amended by an Amendment No. 1 dated August 15, 2000, an Amendment No. 2 dated November 20, 2000, an Amendment No. 3 dated January 30, 2001, and an Amendment No. 4 dated December 21, 2001, and under the other agreements, documents and instruments entered into in connection therewith.

         3.3 The definition of "Maximum Commitment" contained in Article 1,
Section 1.2, of the Loan Agreement shall be amended and restated to read in its entirety as follows:

         "MAXIMUM COMMITMENT" means (i) Sixty-Five Million and 00/100 Dollars ($65,000,000.00) with respect to Revolving Loan A, (ii) Ten Million and 00/100 Dollars ($10,000,000.00) with respect to Revolving Loan B, (iii) Seventy-Five Million and 00/100 Dollars ($75,000,000.00) with respect to the Loans on and after the Closing Date and prior to the Termination Date of Revolving Loan B, and (iv) Sixty-Five Million and 00/100 Dollars ($65,000,000.00) on and after the Termination Date of Revolving Loan B and prior to the Termination Date of Revolving Loan A; PROVIDED, HOWEVER, that (1) the Revolving Loan A Commitment and/or Revolving Loan B Commitment of each Lender shall be permanently


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reduced by the principal prepayments of Revolving Loan A and/or Revolving Loan B received by such Lender pursuant to Section 2.8 of this Agreement in connection with the Ten Million Dollar Prepayment and/or the Roncalli Prepayment, (2) the Maximum Commitment and the aggregate Loan Commitments of the Lenders shall be permanently reduced by the amount of any Ten Million Dollar Prepayment and/ or Roncalli Prepayment made pursuant to the terms of this Agreement, and (3) to the extent that such commitments are permanently reduced as provided herein, Borrowers shall not be permitted to reborrow such amounts notwithstanding any provisions contained in this Agreement to the contrary.

         3.4 Section 2.3(b) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (b) On and after the Closing Date and prior to the Termination Date of Revolving Loan B (or earlier prepayment in full of Revolving Loan B in connection with the Ten Million Dollar Prepayment and/or the Roncalli Prepayment), the amount of each advance made under this Agreement shall be allocated 86.67% to Revolving Loan A and 13.33% to Revolving Loan B. Thereafter, the amount of each advance under this Agreement shall be allocated 100% to Revolving Loan A. Agent shall promptly notify each Lender of its Pro Rata Share of each requested Loans advance and the date of such advance. On the borrowing date specified in such notice, each Lender shall make its share of the advance available at the Head Office of Agent for deposit to such account as Agent shall designate, no later than 1:00 p.m. Cincinnati time in Federal or other immediately available funds.

         3.5 Section 2.6(a) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (a) VOLUNTARY REPAYMENTS ON THE LOANS. Borrowers shall have the right to repay the principal of the Loans in full or in part at any time and from time to time (including, without limitation by way of the Roncalli Prepayment), without any penalty or premium except as provided in Section 2.7(a) hereof.

         3.6 Section 2.6(d) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (d) NET ISSUANCE PROCEEDS. If any Borrower shall make any public or private issuance of Indebtedness or equity (other than in connection with any dividend reinvestment program(s), the Investment Agreement, the Fleet Obligations, the Fifty Million Dollar Equity Contribution or the Preferred Dividend Payment Indebtedness (provided that such Indebtedness by its terms matures later than December 31,
         2003)), Borrowers shall promptly notify Agent of such issuance and, immediately upon receipt of such Net Issuance Proceeds, repay the Loans as follows: (i) if and to the extent that pursuant to the Fleet Obligations any Borrower is required to apply Net Issuance Proceeds to repay the Fleet Obligations and the Net Issuance Proceeds exceed the amount necessary to reduce the then outstanding Fleet Obligations to zero or (ii) the Fleet Obligations have been terminated not in connection with or as a result of replacement financing. If the Fleet Obligations are terminated in connection with or as a result of replacement financing (whether secured or unsecured), then any subsequent Net Issuance Proceeds shall be applied, on a pro rata basis (in accordance with the relative aggregate commitments of the lenders under the replacement financing and the aggregate commitments of

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         Lenders under this Agreement), to repay the then outstanding obligations under the replacement financing and the Loans.

         3.7 Section 2.6 of the Loan Agreement shall be amended by adding the following new Subsection (e) thereto:

                  (e) TEN MILLION DOLLAR PREPAYMENT. Upon receipt by Borrowers of commitments to make the Fifty Million Dollar Equity Contribution, Borrowers shall make the Ten Million Dollar Prepayment on the Loans, and the proceeds of such prepayment shall be applied to the Loans as provided in Section 2.8 of this Agreement.

         3.8 Section 2.8(b)(i) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (i) NO DEFAULT. If the Notes have not been accelerated pursuant to Section 9.1 and if no Event of Default shall have occurred and be continuing at the time Agent receives such funds, in the following manner: (a) first, to the payment of all reasonable fees, charges and other sums (with the exception of principal and interest) due and payable to Agent or Lenders under the Notes, this Agreement or the other Loan Documents at such time; (b) second, if the payment is the Ten Million Dollar Prepayment, to payment of all interest accrued on the Revolving Loan B Notes, then to payment of all principal outstanding under the Revolving Loan B Notes until the Revolving Loan B Notes are paid in full, then to payment of all interest accrued on the Revolving Loan A Notes, then to payment of principal outstanding under the Revolving Loan A Notes, in accordance with each Lender's Pro Rata Share; (c) third, if the payment is made on the Termination Date of Revolving Loan B, such date is not also the Termination Date of Revolving Loan A, and Revolving Loan B has not been paid in full by way of the Ten Million Dollar Prepayment, to the payment of all interest accrued on the principal of the Revolving Loan B Notes, then to the payment of all principal outstanding under the Revolving Loan B Notes until the Revolving Loan B Notes are paid in full, in accordance with each Lender's Pro Rata Share; (d) fourth, if Revolving Loan B has not been paid in full, (A) 86.67% to the payment of all interest due and payable on the principal of the Revolving Loan A Notes, in accordance with each Lender's Pro Rata Share of Revolving Loan A, and (B) 13.33% to the payment of all interest due and payable on the principal of the Revolving Loan B Notes, in accordance with each Lender's Pro Rata Share of Revolving Loan B; (e) fifth, if Revolving Loan B has not been paid in full, (I) 86.67% to the payment of the outstanding principal amount of the Revolving Loan A Notes, in accordance with each Lender's Pro Rata Share of Revolving Loan A, and (II) 13.33% to the payment of the outstanding principal amount of the Revolving Loan B Notes, in accordance with each Lender's Pro Rata Share of Revolving Loan B; (f) sixth, if Revolving Loan B has been paid in full, to the payment of all interest accrued on the principal of the Revolving Loan A Notes, then to payment of all principal outstanding under the Revolving Loan A Notes, in accordance with each Lender's Pro Rata Share; (g), seventh, to the other Obligations in such amounts and in such order and priority as Agent, in its sole discretion may determine; and (h) eighth, to Borrowers.

         3.9 Section 2.10 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

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                  Section 2.10 PERMITTED USES OF LOAN PROCEEDS. Borrowers
represent, warrant and covenant to Agent and each Lender that all proceeds of the Loans shall be used by the Borrower solely for the purpose of repayment of existing Indebtedness for Borrowed Money of Borrowers (including the payments required under Section 5.1(i) of this Agreement), and for general corporate and working capital purposes (including without limitation those contemplated by Sections 8.2, 8.10 and 8.15 of this Agreement); provided, however, that in no event shall any proceeds of the Loans be used to pay Accrued Catch-Up Dividends if a Default or Event of Default shall then exist or would exist after giving effect to any such payment.

         3.10 Section 3.5 of the Loan Agreement shall be amended by adding the following new Subsection (g) thereto:

                  (g) Notwithstanding anything contained in this Agreement to the contrary, in no event shall Borrowers be entitled to have any of the Roncalli Properties removed from serving as Real Property Collateral hereunder unless and until the Roncalli Prepayment shall have been made in full, in addition to satisfying the other conditions in this Agreement for such removal.

         3.11 Section 7.9(a)(ii) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (ii) Tangible Net Worth (after all Equity Contributions under the Investment Agreement and the Fifty Million Dollar Equity Contribution) of not less than (A) $400,000,000 before March 31, 2002,
         (B) $425,000,000 on and after March 31, 2002 and before September 30, 2002, and (C) $430,000,000 on and after September 30, 2002, plus 50% of
         (i) the Net Issuance Proceeds received by Omega (or any of its Subsidiaries) in connection with the issuance of any equity interest in Omega (or any of its Subsidiaries) other than any such equity interests issued in connection with Equity Contributions under the Investment Agreement, in connection with the Fifty Million Dollar Equity Contribution and in connection with any dividend reinvestment program(s), and (ii) the value (determined in accordance with GAAP) of any capital stock issued by Omega upon the conversion of convertible Indebtedness; and

         3.12 Section 7.9(a)(iv) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (iv) Interest Coverage of not less than (A) 200% as of March 31, 2002, (B) 225% as of June 30, 2002 and September 30, 2002, (C) 250%
         as of December 31, 2002, and (D) 275% as of March 31, 2003 and as of the end of each fiscal quarter thereafter; and

         3.13 Section 7.9(a)(v) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (v) A Leverage Ratio of (A) not greater than 5.50:1.00 on and before March 31, 2002; (B) not greater than 5.00:1.00 after March 31, 2002 and before September 30, 2002; and (C) not greater than 4.75:1.00 on September 30, 2002 and thereafter.

         3.14 Section 7.9(b) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

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                  (b) [RESERVED]

         3.15 Section 7.9(e) of the Loan Agreement is amended and restated to read in its entirety as follows

         (e) For purposes of computing the financial covenants contained in
Section 7.9 of the Loan Agreement, the following will be excluded from the calculation of "Adjusted EBITDA" provided that Borrowers shall have submitted documentation in form and substance satisfactory to Agent evidencing such exclusions:

                 (i) A one time charge of $4,664,861, incurred by Omega during the third quarter of 2000, in connection with severance and consulting costs arising from the consummation of certain transactions contemplated by the Investment Agreement;

                 (ii) A one time charge of $11,000,000 related to the settlement of the Karrington Lawsuit (including up to $1,000,000 in legal expenses already incurred as of the date of Amendment No. 3 to this Agreement);

                 (iii) $5,000,000 constituting expenses related to the relocation of Omega's headquarters to Baltimore, Maryland, including severance costs incurred in connection therewith;

                 (iv) Up to $31,000,000 in the aggregate for certain loss/ impairment charges satisfactory to Agent related to certain of Omega's investments;

                 (v) $5,000,000 in the aggregate in connection with litigation settlement charges (in addition to settlement charges relating to the Karrington Lawsuit referred to in (ii) above) and Medicare charges;

                 (vi) Up to $12,000,000 in connection with the costs associated with collections of, and reserves taken against, accounts receivable associated with certain Facilities which are owned and operated by Omega and/or certain of its Subsidiaries;

                 (vii) Up to $5,000,000 in the aggregate related to one-time charges incurred by Borrowers in connection with the termination of certain third-party leases; and

                 (viii) Non-cash charges related to changes in the effect of a change occurring in GAAP or in the application thereof on derivatives (FASB Statement No. 133).

         3.16 Section 7.9 of the Loan Agreement shall be amended by adding the following new Subsection (f) thereto:

                  (f) For purposes of computing the financial covenant contained in Subsection 7.9(a)(ii) above, from and after the Catch-Up Date, the amount of Accrued Catch-Up Dividends shall be added to Tangible Net Worth to the extent such amount(s) have been externally financed (provided the calculation of Accrued Catch-Up Dividends shall be set forth in writing delivered to and in form and substance satisfactory to Agent, which shall include a description of the source of payment therefor).

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         3.17 Section 7.9 of the Loan Agreement shall be amended by adding the following new Subsection (g) thereto:

                  (g) For purposes of computing the financial covenant contained in Subsection 7.9(a)(iii) above, from and after the Catch-Up Date, there shall be subtracted from the computation of "Cash dividends", the amount of the Accrued Catch-Up Dividends to the extent that such amounts have been externally financed (provided the calculation of Accrued Catch-Up Dividends shall be set forth in writing delivered to and in form and substance satisfactory to Agent, which shall include a description of the source of payment therefor).

         3.18 Section 8.11(b) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (b) The Fleet Obligations; provided, however, that notwithstanding anything contained in this Agreement or any Schedule thereto to the contrary, in no event shall any material amendment or modification to or supplement of any of the Fleet Obligations (including, without limitation, with respect to commitment and/or principal amount, interest rate, payment terms, maturity, fees, collateral and/or covenants) be permitted without the prior written consent of Agent and Lenders, which consent shall not be unreasonably withheld;

         3.19 Section 8.11(g) of the Loan Agreement shall be amended and restated to read in its entirety as follows:

                  (g) Indebtedness, the terms of which (i) shall not require or permit any principal payments thereon prior to payment in full of the Obligations, and (ii) shall not cause a violation of the restriction contained in the last paragraph of Schedule 8.11 to this Agreement.

         3.20 Section 8.15 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

         Section 8.15 REDEMPTIONS; DISTRIBUTIONS. No Borrower shall:

                  (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of Omega or any Subsidiary now or hereafter outstanding or set apart any sum for such purpose unless (i) the June 2002 Notes have been paid in full or the Requisite Lenders are satisfied that sources of funds are and will remain available to repay the June 2002 Notes in full, and (ii) after giving effect thereto (A) no Event of Default shall exist, (B) there shall be at least $15,000,000 available under the Revolving Loan A Commitment or the Credit Commitment under the Fleet Obligations or any other line of credit or similar facility; and (C) the aggregate amount of all such purchases, redemptions and payments shall be less than $15,000,000; or

                  (b) Declare or pay any dividends or make any distribution of any kind on Omega's outstanding stock, or set aside any sum for any such purpose, except that:

                       (i) Omega may declare and make dividend payments or other distributions payable solely in its common stock;

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                       (ii) Omega may declare and make "payment in kind"
dividends to Explorer Holdings, L.P. in respect of the Series C Convertible Preferred Stock of Omega as contemplated under the Investment Agreement;

                       (iii) if no Default or Event of Default exists or will occur after giving effect thereto, Omega may declare and pay cash dividends in any fiscal quarter in an amount, which when added to the cash dividends paid with respect to the three (3) immediately preceding fiscal quarters, does not exceed ninety-five (95%) percent of Adjusted EBITDA (which shall be calculated without adding back interest expense for the purpose hereof) for those four (4) fiscal quarters calculated on a rolling four-quarter basis (provided that in computing the amount of such cash dividends permitted to be paid hereunder, there shall be excluded therefrom the portion of any Accrued Catch-Up Dividend (otherwise included therein) the payment of which has been externally financed, and, provided further, that the calculation thereof shall be set forth in writing delivered to and in form and substance satisfactory to Agent, and shall include a description of the source of payment therefor);

                       (iv) If a Default or Event of Default exists or would occur after giving effect thereto, Omega may declare and pay dividends in any fiscal quarter in the minimum amount necessary to maintain its REIT status.

                       (v) Omega may pay the Accrued Catch-Up Dividends provided that (A) no Default or Event of Default exists or would be caused by such payment, (B) the June 2002 Notes have been paid in full or the Requisite Lenders are satisfied that sources of funds will remain available to pay the June 2002 Notes in full, and (C) Borrowers shall deliver to Agent in reasonable written detail a calculation of the amount thereof which shall include a description of the source of payment therefor.

         4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent to enter into this Amendment No. 3, each of the Borrowers hereby represents and warrants to the Lenders and the Agent, as to itself with respect to the Loan Documents to which it is a party, as of the date hereof and as of the Effective Date (as defined in Section 5 of this Amendment No. 3) that:

         4.1 NO DEFAULT. After giving effect to this Amendment No. 3, no Default or Event of Default shall have occurred or be continuing.

         4.2 EXISTING REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment No. 3, each and every one of the representations and warranties set forth in the Loan Documents are true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each is hereby incorporated herein in full by reference as if restated herein in its entirety, except for changes in the ordinary course of business which are not prohibited by the Loan Agreement (as amended hereby) and which do not, either singly or in the aggregate, have a Material Adverse Effect.

         4.3 AUTHORITY; ENFORCEABILITY. (i) The execution, delivery and performance by each Borrower of this Amendment No. 3 are within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of each Borrower, (ii) this

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Amendment No. 3 is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and (iii) this Amendment No. 3 and the execution, delivery and performance by each Borrower hereof does not: (A) contravene the terms of any Borrower's organization documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which any Borrower is a party or any order, injunction, writ or decree to which any Borrower or its property is subject, or (C) violate any requirement of law.

         5. CONDITIONS TO EFFECTIVENESS OF WAIVERS AND AMENDMENTS. The amendments in Section 3 of this Amendment No. 3 shall become effective on the date (the "Effective Date") that the following conditions precedent have been fulfilled to the satisfaction of Agent (which in any event shall be no later than February 28, 2002):

         5.1 Agent shall have received this Amendment No.3 duly executed by a duly authorized officer or officers of each Borrower, Agent and each Lender.

         5.2 Borrowers shall have executed and delivered Fleet Documents with respect to the Fleet Obligations, in form and substance satisfactory to Agent, and shall have delivered true and complete copies of all Fleet Documents to Agent, including, without limitation evidence satisfactory to Agent and Lenders of the borrowing availability under the Fleet Documents.

         5.3 Agent shall have received documentation, in form and substance satisfactory to Agent, that the Fifty Million Dollar Equity Contribution has been consummated.

         5.4 Counsel to Borrowers shall have delivered its opinion to, and in form and substance satisfactory to, Agent.

         5.5 The Agent shall have received a certificate of the Secretary or Assistant Secretary of each Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance satisfactory to Agent) taken by it to authorize this Amendment No. 3, (ii) certifying that its certificate of incorporation and bylaws have not been amended since August 11, 2000, or, if so, setting forth the same, and (iii) setting forth the incumbency of its officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers.

         5.6 Agent shall have received such other documents as it shall reasonably request.

         6. REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT.

         6.1 EFFECT. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

         6.2 NO WAIVER; REFERENCES. The execution, delivery and effectiveness of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment No. 3, each reference in:

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                  6.2.1 the Loan Agreement to "this Agreement", "hereunder",
"hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby;

                  6.2.2 the other Loan Documents to the "Loan Agreement" shall mean and be a reference to the Loan Agreement as amended hereby; and

                  6.2.3 the Loan Documents to the "Loan Documents" shall be deemed to include this Amendment No. 3.

         7. MISCELLANEOUS.

         7.1 EXPENSES. The Borrowers agree to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' fees and expenses of the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment No. 3.

         7.2 LAW. THIS AMENDMENT NO. 3 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO.

         7.3 SUCCESSORS. This Amendment No. 3 shall be binding upon the Borrowers, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         7.4 EXECUTION IN COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         LENDERS AND AGENT:

                         THE PROVIDENT BANK, as Lender and Agent


                         By: ___________________________________________

                         Its:   ________________________________________



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                         BB&T (Successor by merger to One Valley Bank)


                         By: ______________________________________________

                         Its:   ___________________________________________


                         GREAT AMERICAN INSURANCE COMPANY


                         By: ______________________________________________

                         Its:   ___________________________________________

                         GREAT AMERICAN LIFE INSURANCE COMPANY


                         By: ______________________________________________

                         Its:   ___________________________________________



                         BORROWERS:

                         OMEGA HEALTHCARE INVESTORS, INC.

                         STERLING ACQUISITION CORP.

                         DELTA INVESTORS I, LLC

                         OHI (CONNECTICUT) INC.


                         By: ______________________________________________

                         Its:   ___________________________________________


         ___________________, as an executive officer of all of the aforementioned Borrowers, has executed this Amendment No. 3 and intending that all of the Borrowers above named are bound and are to be bound by the one signature as if (s)he had executed this Amendment No. 3 separately for each of the above named Borrowers.

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